Exhibit 10.15
CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
REDACTED Version of Exhibit 10.15
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Supplemental Agreement
Concerning the Development of
the Aohai Radiotherapy Treatment and Diagnosis Research Center
(Contract Number: AMS20090601)
June 2009

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Parties to the Contract:

Party A:	Chinese People’s Liberation Army Navy General Hospital (hereinafter referred to as “Party A”) Legal Address: No. 6 Fucheng Road, Beijing Postal Code:100048 Legal Representative: QIAN, Yangming

Party B:	Shenzhen Aohua Medical Services Company Limited (hereinafter referred to as “Party B”)
Registered Address: Room 3702, Jinmao Plaza, No. 4028 Jintian Road, Shenzhen
Postal Code: 518035
Legal Representative: YANG, Jianyu
Section I General Provisions
Article 1
Deploying their respective resource advantages, Party A and Party B entered into a Cooperation Contract on 19 March, 1995 and thereby jointly established “Aohai Radiotherapy Treatment and Diagnosis Research Center” (hereinafter referred to as the “Center”) and invested, for such initial phase, the OUR-XGD Rotary Focus Gamma Knife )(head Gamma Knife) in the Center; entered into a supplementary contract on 18 March, 1999 and further invested, for the second phase, the three-dimensional stereotactic Gamma Ray Whole-body Treatment System (Whole-body Gamma Knife); and entered into a supplementary contract (Contract Number 2003-S008) on 27 September, 2003 and further invested, for the third phase, the linear accelerator for medical uses, simulated stereotactic machine, three-dimensional conformal radiotherapy treatment plan and system, the endogenic field hyperthermia machine; and further entered into a supplementary agreement on 15 September, 2004 and further invested, for the third phase, the EEG Stereotactic System to carry out the diagnosis and treatment of epilepsy diseases; and in the process, Party A and Party have developed the tumor Center into a medical treatment center which features first-class technology, first-class talents, a relatively high domestic reputation, and the integration of medical treatment and scientific research and which is capable of providing systematic, sound comprehensive diagnosis and therapy services in relation to tumors of different phases and types for relevant patients. Thanks to the joint efforts of the Parties, the Center has achieved good social and economic results from all of the first three phases investments.
Article 2
Based on the principle of equality, mutual benefit and risk sharing, through friendly discussions, the Parties, desiring to further invest the fourth phase equipment in the Center on the basis of their existing cooperation and thereby meet the needs of patients and further enhance the capacity of the equipment of the Center, hereby agree as follows in respect of relevant matters.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Section II Basic Introduction of the Center
Article 3

Name of the Center:	“Aohai Radiotherapy and Diagnosis Research Center” (hereinafter referred to as the “Center”).
Article 4

Address of the Center:	Within the Chinese People’s Liberation Army Navy General Hospital
Article 5
Business Scope of the Center:
To carry out diagnosis, radiotherapy, scientific research, academic work in respect of tumors and related diseases as well as other medical services. All activities of the Center shall be in compliance of the laws and regulations of the People’s Republic of China. All medical treatment activities of the Center shall observe relevant medical treatment rules and regulations, common diagnostic operation procedures and quality control standards, as well as relevant requirements of the Hospital.
Section III Mode of Cooperation

Article 6	Contribution by the Parties
6.1	Party B shall be responsible for contributing the fourth phase medical equipment, including:
6.1.1	One set of the three-dimensional stereotactic Gamma Ray Whole-body Treatment System (Whole-body Gamma Knife); and one set of Siemens image-guided high-energy linear accelerator;

6.1.2	The total investment amount shall be RMB *** (such amount for the invested equipment shall be wire transferred, before actual payment, by Party B to Party A, which shall then pay it to the equipment vendor). The specific model and specifications, equipping and price of the equipment shall be determined as per the actual bidding and procurement results;

6.1.3	Party B shall advance a payment in the amount of approximately RMB *** in respect of the construction and furnishing expenses of the equipment room and auxiliary rooms thereof. The required expenses shall be included into the operating costs of the fourth phase cooperation project.
6.2	Party A shall be responsible for providing the following:
6.2.1	A premises space of approximately 350 sq. m. for the equipment room and auxiliary room thereof;

6.2.2	Infrastructure facilities, such as water, electricity, heating and communications, etc.;

6.2.3	Technical personnel and professional personnel; and

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
6.2.4	All the legal permits and licenses required for the business operations of the Center.
6.3	No Party may withdraw the property used for the cooperation project without the consent of the other Party.

Article 7:	Term of Cooperation:
The term of cooperation for the fourth phase equipment contribution shall be ***, commencing from the date on which the treatment and operation formally begin upon approval by relevant competent authorities and readiness of the fourth phase equipment contributed by Party B (the specific date shall be agreed and confirmed in writing by the Parties).
Section IV The Center’s Revenue, Expenses and Profit Allocation

Article 8	The Center’s Revenue
The Center’s Revenue shall include all revenues generated from the examination and treatment by using the equipment contributed for the current phase.

Article 9	The Center’s Expenses (the Center’s Operating Costs):
The Center’s expenses shall include the following:
9.1	Costs of human resources: wages of the newly hired personnel of the Center; the bonuses, welfare benefits, etc. of the Center’s personnel; external experts’ cost and consultation fee; training cost, education expenses, scientific research expenses, etc.;

9.2	Equipment operation costs: expenses for repair and maintenance of the equipment, costs of consumptive materials, costs of auxiliary parts, costs for replacement of radiation sources, etc.;

9.3	Medical related costs: cost of medicines, cost of medical consumptive materials, sterilization cost, cleansing cost, anaesthetization cost, costs for the handling of medical disputes, medical indemnity, etc.;

9.4	Office expenses: travel and accommodation cost, entertainment cost, transportation fee, telephone fee, postal and telecommunication fee, water, electricity and heating charges, health and hygiene expenses, etc.;

9.5	Advertisement and promotional cost: academic exchange expenses, expenses for expert-related events, advertising and promotional expenses, expert assistance and service fee, etc.;

9.6	Equipment insurance premium;

9.7	Management fee (***);

9.8	Other expenses: relevant expenses required for the normal operation of the Center.

Article 10	Profit Allocation

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
During the Term of Cooperation, the Parties shall allocate the net revenue of the Center (the Profit of the Center) generated from the fourth phase equipment contributed as follows.
10.1	Three-dimensional stereotactic Gamma Ray Whole-body Treatment System (Whole-body Gamma Knife):

From ***, Party A and Party B shall each obtain *** of the Profit of the Center.

10.2	Siemens image-guided high-energy linear accelerator:

From ***, Party A shall obtain *** of the Profit of the Center and Party B shall obtain *** of the Profit of the Center; and

From ***, Party A shall obtain *** of the Profit of the Center and Party B shall obtain *** of the Profit of the Center.
Section V Management Body of the Center
Article 11
The Center shall establish a management committee and the duties of the management committee shall, in principle, be dealt with in accordance with the provisions of the original contract. Material matters such as amendment of the cooperation contract of the Parties shall be subject to the agreement and confirmation of both Parties.
Section VI Financial Management of the Center
Article 12
The Center shall formulate its financial and management procedures, shall establish a finance office and shall independently account for its finances, all in accordance with the relevant system of the State and the administration requirements of the Army.
Article 13
The Center’s medical charges shall be centrally collected by the Hospital on behalf of the Center. The Hospital shall create a relevant fee charge subject for the Center and the Center’s finance office shall retain the return receipt copies of fee charge vouchers for its book-keeping purposes and shall check and settle the accounts with the Hospital as well as remit the relevant profit allocations on a monthly basis. No Party hereto and no individual shall collect the charges privately. In the event of any private fee collection, the responsible person shall be imposed a penalty double the privately collected amount when such allegation has been found true.
Article 14
The Center’s finance personnel shall settlement the accounts on a monthly basis pursuant to the allocation arrangement as provided herein and the 5th day of each month shall be the settlement day, on which date the Center and Party A shall jointly verify the income

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
and expenses of the Center. The amount allocable to Party B after deduction of the Center’s operating costs shall be paid to Party B in a lump-sum within 5 working days of such settlement day.
Article 15
Considering the special status of Party A, namely, its status as a hospital of the army, the Center’s equipment shall be reasonably used to provide military servicemen with medical services. The three-dimensional stereotactic Gamma Ray Whole-body Treatment System (Whole-body Gamma Knife) will annually provide 15 military servicemen with free treatment, in the event of which the medical personnel of Party A shall be assured of the appropriateness of the therapy for relevant diseases and shall escalate such free treatment request to the president of the Hospital for approval pursuant to relevant procedures before carrying out such free treatment. Should the quota of such free treatment be exceeded, relevant treatment charges shall be calculated on a cost basis and shall be borne by Party A. The Siemens image-guided high-energy linear accelerator will, in accordance with the treatment rules applicable to the existing accelerator, provide free service to military servicemen on the basis of the needs required of reasonable medical treatment, provided that, where such equipment is used to carry out the image-guided intensity-modulated radiotherapy, the medical personnel of Party A must strictly be assured of the appropriateness of the therapy for relevant diseases and shall escalate such free treatment request to the president of the Hospital for approval pursuant to relevant procedures before carrying out such free treatment, Such equipment will annually provide 10 military servicemen with free treatment. Should such quota be exceeded, relevant treatment charges shall be calculated on a cost basis and shall be borne by Party A.
Section VII Rights and Obligations of the Parties
Article 16
Party A’s rights and obligations:
16.1	To study and process, in conjunction with Party B, the organizational set-up and construction plan of the Center and to attend to the actual construction work of the Center;

16.2	To provide the land required for the premises of the Center, and to put in place the infrastructure facilities including water, electricity, heating, etc;

16.3	To arrange or recommend such medical, nursing and technical personnel as required for the operation of the Center and to provide such personnel seconded by Party B or recruited by the Center with necessary working conditions (among others, the medical and nursing personnel shall be granted with the medical practice qualification at the Hospital.) ;

16.4	To coordinate the relationship between the Center and the divisions of Party A;

16.5	To handle, with respect to all the equipment of the Center, approval application filings with relevant authorities in relation to large medical equipment procurement permits, environmental evaluation, pricing, medical insurance and other procedures as well as work related to the bidding of the equipment;

16.6	To supervise the medical treatment quality of the Center, to include the Center into the Hospital’s quality management system, and to implement the review,

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
appraisal and incentive and disciplinary matters based on the Hospital’s existing management system;

16.7	To conduct the maintenance and repair of the equipment in conjunction with Party B; and

16.8	To coordinate for the handling of other matters related to the operation of the Center.
Article 17
Party B’s rights and obligations:
17.1	To handle, in conjunction with Party A, the tendering and procurement work in relation to the equipment required for the Center pursuant to the subject matter of the contract; coordinate the transportation, installation and commissioning of the equipment; and provide Party A with relevant documentation of the procured equipment;

17.2	To assist Party A to submit to the competent health authority approval application filings in relation to large medical equipment procurement permits and other procedures;

17.3	To make contacts and arrangements in connection with the equipment operation training for the medical and nursing personnel of the Center;

17.4	To contact or recommend relevant Chinese and foreign medical experts;

17.5	To carry out, in conjunction with Party A, the construction and upgrading work of the Center’s digital medical treatment network system;

17.6	To assist the Center to carry out the marketing and promotion work;

17.7	To handle other matters entrusted by Party A; and

17.8	During the Term of Cooperation, if Party A needs to further introduce the same type of equipment, Party B shall have the right of priority.
Section VIII Ownership and Insurance of Equipment
Article 18
During the Term of Cooperation provided herein, the ownership of the equipment contributed by Party B to the Center shall belong to Party B. Upon the expiry of the Term of Cooperation, the ownership of such equipment shall belong to Party A.
Article 19
The ownership of the equipment separately procured by the Center after its establishment with its revenue shall belong to the Center. Upon the expiry of the Term of Cooperation, the ownership of such equipment shall belong to Party A.
Article 20
Provided that the performance hereof shall not be affected, Party B shall have the right to mortgage or transfer the ownership of the equipment contributed by it, provide that, however, the prior consent of Party A will be required. The carrying out by Party B of such mortgage or transfer shall not modify Party A’s rights and interests provided herein and Party B shall be liable to indemnify Party A against any damage suffered by it as a result of such mortgage or transfer.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 21
Party B may take out insurance with an insurer in respect of the equipment set out herein, with the type, value and term of insurance coverage to be determined in accordance with relevant terms of such insurer, and the insurance beneficiary shall be Party B or a third party designated by Party B. The insurance contract shall be notified to Party A and a duplicate copy of it shall be kept by Party A.
Section IX Breach of Contract
Article 22
If a Party fails to perform its obligations or grossly breaches the provisions under the Contract and thereby prevents the Center from being operated or from achieving the business objectives hereunder, such Party shall be deemed a breaching Party and shall be deemed to have terminated this Contract and the non-breaching party shall have the right to claim against the breaching party and terminate this Contract.
Article 23
If Party A delays to remit and pay the revenue allocable to Party B for over two months, then Party A shall pay to Party B an overdue fine equal to 0.05% of the late payment amount for each of the days so delayed, except where such delay has been caused by a force majeure event.
Article 24
Should Party A commit any of the following breaches, Party B shall have the right to terminate this Contract and Party A shall be obligated to pay breach penalty to Party B. Such breach penalty shall be equal to: Party B’s total income for the previous year × the remainder of the Term of Cooperation
24.1	Party A privately and unilaterally terminates earlier or amends this Contract in violation of the provisions hereof ;

24.2	Party A privately and unilaterally disposes of the equipment invested by Party B (including but not limited to sale, sub-lease, relocation, transfer, etc.) in violation of the provisions hereof;

24.3	Without consultation with, and consent of, Party B, Party A remains in arrears with the payment of any installment of the profit allocable to Party B for more than 6 months or causes the equipment to cease its normal provision of medical treatment services to patients for more than 30 days for reasons attributable to Party A (except for equipment failures).

24.4	Party A otherwise grossly violates the provisions hereof.
Article 25
Should Party B commit any of the following breaches, Party A shall have the right to terminate this Contract and Party B shall be obligated to pay default penalty to Party A.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Such default penalty shall be equal to: Party A’s total income for the previous year × the remainder of the Term of Cooperation
24.1	Party B privately and unilaterally terminates earlier or amends this Contract in violation of the provisions hereof;

24.2	The carrying out by Party B of a mortgage or transfer in respect of the equipment under this Contract has a material effect on the rights and interests of Party A;

24.3	Party B otherwise grossly violates the provisions hereof.
Section X Amendment, Extension, Termination and Dissolution of the Contract
Article 26
Any amendment, modification or termination of this Contract and its appendix shall become effective only if a written instrument has been executed by the Parties hereto upon mutual consultation and agreement.
Article 27
If the Parties decide to extend the term of cooperation, they shall either enter into a supplementary agreement for the extension of such term of cooperation 6 months prior to the expiry of such term of cooperation or shall enter into a separate cooperation contract.
Article 28
If, due to war, natural disasters, force majeure events, or like factors, it becomes impossible to perform this Contract or use the equipment, the Parties may terminate this Contract earlier without any liabilities to each other.
Article 29
If, due to reasons attributable to the regulations of the state or local authorities, it becomes impossible to perform this Contract but the use of the equipment remains unaffected, this Contract may be terminated earlier, provided that the Parties shall determine a solution through mutual consultations.
Article 30
If, due to adjustments in the policy of the army, it becomes impossible to perform this Contract but the use of the equipment remains unaffected, this Contract may be terminated earlier, provided that Party A shall be obligated to buy back, on an one-off basis, the equipment from Party B and provided further that the specific terms therefor shall be determined through mutual consultations, having due regard to the protection of the legal rights and benefits of the Parties.
Section XI Miscellaneous
Article 31
Any dispute arising from the performance hereof shall be resolved through friendly consultations, failing which such dispute shall be referred to the local court of Beijing for adjudication.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 32
Any notice involving the rights and obligations of either Party shall be in writing and the addresses set out herein shall be the addresses of the Parties for the receipt of notices.
Article 33
This Contract shall become effective once it is signed and sealed by the Parties.
Article 34
No change to the legal representatives of either Party shall affect the normal performance of this Contract.
Article 35
Any matter not covered herein may be dealt with by a separate supplementary agreement, which shall have the same legal force and effect as this Contract.
Article 36
The Appendix hereto shall be an integral part hereof and shall have the same legal force and effect as this Contract.
Article 37
This Contract shall be made in four originals, with each Party holding two copies, each of which shall have the same legal force and effect.
Article 38
This Contract is made and entered into in [     ] City on [Day] [Month], 2009

Party A: Chinese People’s Liberation Army Navy General Hospital	Party B: Shenzhen Aohua Medical Services Company Limited

[corporate seal]	[corporate seal]

Signed by Legal Representative or Authorized Agent:	Signed by Legal Representative or Authorized Agent:

(affixed with the seal of The Chinese People’s Liberation Army Navy General Hospital and the signature of Yunyou Duan)	(affixed with the seal of Shenzhen Aohua Medical Services Co., Ltd. and the signature of Jun Song)

Date of Execution: 8 July, 2009	Date of Execution: 8 July, 2009